Filed Pursuant to Rule 424(b)(7)
File no. 333-279625

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the attached prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED May 22, 2024
Prospectus Supplement
(To Prospectus Dated May 22, 2024)
$950,000,000 of Ordinary Shares
GLOBALFOUNDRIES Inc.

This is a public offering of the ordinary shares, US$0.02 par value per share, of GLOBALFOUNDRIES Inc., or the company. Our selling shareholder, Mubadala Technology Investment Company (“MTIC”), a wholly owned subsidiary of Mubadala Investment Company PJSC (“MIC,” together with MTIC, “Mubadala”), is offering $950.0 million of our ordinary shares, including a $200.0 million share repurchase, as described below, under this prospectus supplement (the “Prospectus Supplement”) to the accompanying prospectus pursuant to a registration statement on Form F-3 that the company filed with the U.S. Securities and Exchange Commission (“SEC”) on May 22, 2024. On May 21, 2024, the last reported sale price for our ordinary shares on the Nasdaq Global Select Market (“Nasdaq”) was $54.84 per ordinary share. At an assumed public offering price of $54.84 per share, MTIC would offer 17,323,121 ordinary shares in this offering. We are not selling any ordinary shares under this prospectus supplement and will not receive any proceeds from the sale of the shares by MTIC. We intend to concurrently repurchase from the underwriters $200.0 million of the ordinary shares that are subject to this offering, referred to as the share repurchase, at a price per share equal to the public offering price in this offering. At an assumed public offering price of $54.84 per share, we would repurchase 3,646,973 ordinary shares in this offering. The closing of the share repurchase is contingent upon the closing of this offering. The closing of this offering is not contingent on the closing of the share repurchase. Our ordinary shares are listed and traded on Nasdaq under the symbol “GFS.”

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, any risk factors included in the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement before investing in our ordinary shares.

	Per Ordinary Share	Total
Public offering price (1)	US$	US$
Underwriting discounts and commissions (2)	US$	US$
Proceeds to Mubadala, before expenses (3)	US$	US$
__________________
(1)The public offering price for the         ordinary shares sold to the public was $        per share.
(2)The underwriting discount for the        shares offered to the public was $        per share. The price for the         ordinary shares we intend to repurchase from the underwriters was $        per share. No underwriting discount or commissions will be paid to the underwriters with respect to the        shares we intend to repurchase.
(3)We refer you to “Underwriters” beginning on page S-17 of this prospectus supplement for additional information regarding underwriting compensation.
MTIC has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to $112.5 million in additional ordinary shares (equal to 15% of the initial ordinary shares being sold to the public). The underwriters will pay the public offering price, less underwriting discounts and commissions, for any shares sold pursuant to such option that are not resold to us, but will not receive any discount or commission in respect of shares repurchased by us.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the ordinary shares against payment in New York, New York on or about                , 2024, through the book-entry facility of The Depository Trust Company.

MORGAN STANLEY	BofA Securities

PROSPECTUS SUPPLEMENT DATED          , 2024

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
In this prospectus supplement, unless the context otherwise requires, the terms “GF,” “the company,” “we,” “us” and “our” refer to GLOBALFOUNDRIES Inc. and its consolidated subsidiaries.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. None of the company, Mubadala or the underwriters have authorized anyone to provide any information or make any representations other than those contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Mubadala take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. MTIC is offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of the relevant documents, regardless of the time of delivery of this prospectus supplement or of any sale of the ordinary shares. Our results of operations, financial condition, business and prospects may have changed since such date.
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we filed with the SEC, using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of ordinary shares. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein in their entirety before making an investment decision. You should also read and consider the information contained in the documents to which we have referred you to in “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.
For investors outside of the United States: neither we, Mubadala, nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of ordinary shares and this distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
We report under International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). Our consolidated financial statements were not prepared in accordance with generally accepted accounting principles in the United States. We present our consolidated financial statements in U.S. dollars. References in this prospectus supplement to “US$” or “$” refer to U.S. dollars, the official currency of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and certain documents incorporated by reference herein contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of U.S. securities laws. These forward-looking statements are based on current expectations, estimates, forecasts and projections. These forward-looking statements appear in a number of places in this prospectus supplement including, but not limited to, the sections titled “Prospectus Summary” and “Risk Factors.” Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “outlook,” “on track,” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and certain documents incorporated by reference herein. Important factors that could cause those differences include, but are not limited to:
•general global economic and geopolitical conditions;
•our ability to manage reduced demand and average selling prices in a prolonged inflationary environment;
•the cyclical nature, volatility and seasonality of the semiconductor and microelectronics industry;
•our ability to secure and maintain design wins, particularly single-source design wins, and manage our long-term supply agreements;
•our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;
•our reliance on a small number of customers;
•our future business development, financial condition, and results of operations;
•expected changes in our revenue, costs or expenditures;
•our assumptions and estimates regarding design wins;
•our expectations regarding demand for and market acceptance of our products and services;
•our expectations regarding our relationships with customers, contract manufacturers, component suppliers, third-party service providers, strategic partners and other stakeholders;
•our expectations regarding our capacity to develop, manufacture and deliver semiconductor products in fulfillment of our contractual commitments;
•our ability to conduct our manufacturing operations without disruptions;
•our ability to manage our capacity and production facilities effectively;
•our ability to develop new technologies successfully and remain a technological leader;
•our ability to maintain control over expansion and facility modifications;
•our ability to generate growth or profitable growth;
•our ability to maintain and protect our intellectual property;

•our ability to hire and maintain qualified personnel;
•our effective tax rate or tax liability;
•our dividend policy;
•our ability to acquire required equipment and supplies necessary to meet customer demand;
•the increased competition from other companies and our ability to retain and increase our market share;
•developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations relating to our industry; and
•assumptions underlying or related to any of the foregoing.
We caution you that the foregoing list does not describe all of the forward-looking statements made in this prospectus supplement.
Forward-looking statements include, but are not limited to, statements regarding our strategy and future plans, future business condition and financial results, our capital expenditure plans, our capacity management plans, expectations as to the commercial production using more advanced technologies, technological upgrades, investment in research and development, future market demand, future regulatory or other developments in our industry, business expansion plans or new investments as well as business acquisitions and financing plans. Please see “Risk Factors” for a further discussion of certain factors that may cause actual results to differ materially from those indicated by our forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.
You should carefully consider the “Risk Factors” below, as they may be amended or supplemented by subsequent filings with the SEC, and subsequent public statements, or reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein from our filings with the SEC listed under “Incorporation by Reference.” This summary does not contain all of the information you should consider before investing in our ordinary shares pursuant to this prospectus supplement. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section titled “Risk Factors,” as it may be amended or supplemented by subsequent filings with the SEC, and our financial statements and the related notes in our 2023 Form 20-F (as defined below) filed on April 29, 2024 and our Current Report on Form 6-K furnished on May 7, 2024, incorporated by reference in this prospectus supplement and other information incorporated herein by reference, before making an investment decision.
GLOBALFOUNDRIES INC.
Overview
We are one of the world’s leading semiconductor foundries. We manufacture complex, essential integrated circuits (“ICs”) that are used in billions of electronic devices across various industries. Our specialized foundry manufacturing processes, extensive library of qualified circuit-building block designs (known as IP titles or IP blocks), and advanced transistor and device technology allow us to serve a wide range of customers, including global leaders in IC design. We focus on providing optimized solutions for critical applications that drive key secular growth end markets, ensuring function, performance, and power requirements are met. As the only scaled pure-play foundry with a global footprint that is not based in China or Taiwan, we offer our customers the advantage of mitigating geopolitical risk and ensuring greater supply chain certainty. Our definition of a scaled pure-play foundry is a company that specializes in producing ICs for other companies, with annual foundry revenue exceeding $2.5 billion. Our differentiated foundry solutions redefine the industry by offering essential chip solutions that empower our customers to develop innovative products for a wide range of applications in diverse markets.
CORPORATE INFORMATION
We are an exempted company incorporated in the Cayman Islands with limited liability on October 7, 2008. Our principal executive offices are located at 400 Stonebreak Road Extension, Malta, New York 12020, United States, and our telephone number is (518) 305-9013. Our website address is www.gf.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.
The GF design logo, “GF” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus supplement are the property of GLOBALFOUNDRIES Inc. Other trade names, trademarks and service marks used in this prospectus supplement are the property of their respective owners.
SHARE REPURCHASE
Subject to the completion of this offering, we intend to concurrently repurchase from the underwriters $200.0 million of the ordinary shares that are subject to this offering at a price per share equal to the public offering price in this offering. We refer to this transaction as the “share repurchase.” The repurchased ordinary shares will be cancelled upon repurchase. Accordingly, the number of our ordinary shares offered in this prospectus supplement available to the general public will be $750.0 million of ordinary shares. The closing of the share repurchase is contingent upon the closing of this offering. The closing of this offering is not contingent on the closing of the share repurchase.
We intend to fund the share repurchase with cash on hand.
The description of, and the other information in this prospectus supplement regarding, the share repurchase are included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our ordinary shares subject to the share repurchase.

OUR OFFERING
The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our equity shares, see “Description of Share Capital” in the accompanying prospectus.

Ordinary shares offered by MTIC	$950.0 million of ordinary shares (or $1,062.5 million of shares if the underwriters exercise their option to purchase additional shares in full), including the $200.0 million share repurchase.

Option to purchase additional shares
The underwriters have a 30-day option to purchase up to $112.5 million of additional ordinary shares from the selling shareholder (equal to 15% of the initial ordinary shares being sold to the public). The underwriters will pay the public offering price, less underwriting discounts and commissions, for any shares sold pursuant to such option that are not resold to us, but will not receive any discount or commission in respect of shares repurchased by us.

Ordinary shares to be purchased by the company	$200.0 million of ordinary shares

Ordinary shares outstanding after this offering and share repurchase	ordinary shares

Public offering price	$ per ordinary share

Use of proceeds
All of our ordinary shares sold pursuant to this prospectus supplement will be sold by MTIC. Mubadala will receive all of the net proceeds and bear the underwriting discount from the sale of our ordinary shares pursuant to this prospectus supplement. We will not receive any proceeds from such sale. See “Use of Proceeds” and “Principal and Selling Shareholder.”

Company Share Repurchase
Subject to the completion of this offering, we intend to concurrently repurchase from the underwriters $200.0 million of the ordinary shares that are subject to this offering at a price per share equal to the public offering price in this offering. The closing of the share repurchase is contingent upon the closing of this offering. The closing of this offering is not contingent on the closing of the share repurchase. See “Summary—Share Repurchase” for additional information.

Principal Shareholder
As of April 30, 2024, Mubadala beneficially owned approximately 84.52% of our ordinary shares. After the completion of this offering and the share repurchase described herein, assuming the sale of all ordinary shares offered pursuant to this prospectus supplement and the concurrent consummation of our share repurchase, Mubadala will beneficially own approximately 81.90% of our ordinary shares (assuming completion of the share repurchase and a public offering price of $54.84 per ordinary share). For further information regarding our relationship with Mubadala, see “Principal and Selling Shareholder.”

Dividend policy	We currently do not expect to pay dividends on our ordinary shares for the foreseeable future.

Risk factors
Investing in our ordinary shares involves risk. See “Risk Factors” together with all of the other information in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest.

Nasdaq symbol	“GFS”

The number of our ordinary shares to be outstanding after this offering and the share repurchase disclosed above is based on 555,505,234 ordinary shares outstanding as of April 30, 2024. Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the option granted to the underwriters to purchase up to $112.5 million of additional ordinary shares.
The number of ordinary shares to be outstanding after this offering does not take into account 19,615,994 ordinary shares available for future grant under the 2021 Equity Plan and 0 ordinary shares available for future grant under the 2018 Equity Plan (as defined under “Executive Compensation”), 7,051,192 restricted share unit awards outstanding under the 2021 Equity Plan, options to purchase 907,397 ordinary shares and 305,366 restricted share unit awards outstanding under the 2018 Equity Plan, and 4,515 ordinary shares outstanding under the 2017 LTIP, all as of April 30, 2024.

RISK FACTORS
A description of the risks and uncertainties related to ownership of our ordinary shares is set forth below; however, these risks are not the only ones we face. You should carefully consider the risks and uncertainties described below, as they may be amended or supplemented by subsequent filings with the SEC, together with all of the other information in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described under “Risk Factors” in Part I, Item 3D of our 2023 Form 20-F and the section titled “Management’s Discussion and Analysis of Financial Condition and Result of Operations”, before making a decision to invest in our shares. Our results of operations, financial condition, business and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the risks actually occur, our results of operations, financial condition, business and prospects could be materially and adversely affected. In that event, the market price of our shares could decline and you could lose all or part of your investment.
Risks Related to our Ordinary Shares
Future sales or distributions of our shares by Mubadala could depress the price of our ordinary shares.
Sales by Mubadala in the public market or other distributions of substantial amounts of our ordinary shares, or the filing of a registration statement relating to a substantial amount of our ordinary shares, could depress our ordinary share price. All of the ordinary shares sold by Mubadala in this offering and not repurchased by us will be freely tradable without restriction or further registration under the Securities Act. In addition, in connection with our initial public offering, we have entered into agreements with Mubadala that provide a framework for our ongoing relationship, including a Shareholder’s Agreement and Registration Rights Agreement. Under the Registration Rights Agreement, Mubadala has the right, subject to certain conditions, to require us to file registration statements covering its shares or to include its shares in other registration statements that we may file. By exercising its registration rights and selling a large number of shares, Mubadala could cause the price of our ordinary shares to decline.
We do not expect to declare or pay any dividends on our ordinary shares for the foreseeable future.
We do not intend to pay cash dividends on our ordinary shares for the foreseeable future. Consequently, investors must rely on sales of their shares of our ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking dividends should not purchase shares of our ordinary shares. Any future determination to pay dividends will be at the discretion of our board of directors and subject to, among other things, our compliance with applicable law, and depending on, among other things, our business prospects, financial condition, results of operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, the terms of any preferred equity securities we may issue in the future, covenants in the agreements governing our current and future indebtedness, other contractual restrictions, industry trends and any other factors or considerations our board of directors may regard as relevant.
Anti-takeover provisions in our organizational documents and Cayman Islands law may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could depress the price of our ordinary shares and prevent attempts by our shareholders to replace or remove our current management.
Our Memorandum and Articles of Association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. Our board of directors is divided into three classes with staggered, three-year terms. Our board of directors has the ability to designate the terms of and issue preferred shares without shareholder approval. We are also subject to certain provisions under Cayman Islands law that could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our ordinary shares.

Our Memorandum and Articles of Association provide that the courts of the Cayman Islands will be the exclusive forum for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.
Our Memorandum and Articles of Association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands will, to the fullest extent permitted by the law, have exclusive jurisdiction over any claim or dispute arising out of or in connection with our Memorandum and Articles of Association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Cayman Companies Act or our Memorandum and Articles of Association, and (iv) any action asserting a claim against us governed by the “Internal Affairs Doctrine” (as such concept is recognized under the laws of the United States) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our Memorandum and Articles of Association provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended (“Securities Act”), or Exchange Act, including all causes of action asserted against any defendant named in such complaint.
Our Memorandum and Articles of Association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.
This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our Memorandum and Articles of Association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.
Our Memorandum and Articles of Association provide for indemnification of officers and directors at our expense, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.
Our Memorandum and Articles of Association and applicable law of the Cayman Islands provide for the indemnification of our directors and officers, under certain circumstances, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with our company, other than such liability (if any) that they may incur by reason of their own actual fraud, dishonesty, willful neglect or willful default. We will also bear the expenses of such litigation for any of our directors or officers, upon such person’s undertaking to repay any amounts paid, advanced, or reimbursed by us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.
We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

USE OF PROCEEDS
Mubadala will receive all of the net proceeds from the sale of shares of ordinary shares in this offering. We are not selling any ordinary shares under this prospectus supplement and will not receive any proceeds from the sale of shares by MTIC. Mubadala will bear the underwriting discount attributable to their sale of our ordinary shares, and we will bear the remaining expenses. See “Principal and Selling Shareholder.”

DIVIDEND POLICY
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Therefore, we do not anticipate declaring or paying any cash dividends to our shareholders in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, covenants in the agreements governing our current and future indebtedness, other contractual restrictions, industry trends and any other factors or considerations our board of directors may regard as relevant.
Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefore, namely out of either profit or distributable reserves, including our share premium account, and provided further that a dividend may not be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.
For additional information, see “Risk Factors—We do not expect to declare or pay any dividends on our ordinary shares for the foreseeable future” in this prospectus supplement and “Description of Share Capital—Dividends” in the accompanying prospectus.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2024:
•on an actual basis; and
•on an as adjusted basis giving effect to the share repurchase (based on an assumed public offering price of $54.84 per ordinary share).
This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our 2023 Form 20-F filed on April 29, 2024, and our Current Report on Form 6-K, furnished on May 7, 2024, and with other financial information contained in this prospectus supplement.

	As of March 31, 2024
($ in millions)	Actual	As adjusted(2)
Cash and cash equivalents(1)	$2,247	$2,047

Long term debt (including current portion thereof):
USD Term Loan A due 2025	649	649
2019 EUR Dresden Equipment Financing due 2026	390	390
2018 Tool Equipment Purchase and Lease Financing due 2023	—	—
2019 Tool Equipment Purchase and Lease Financing due 2024	—	—
2019 USD Dresden Equipment Financing due 2024 and 2026	108	108
2020 USD Equipment Financing due 2025	79	79
EUR Term Loan A due 2025	89	89
2021 SGD EDB Loan due 2041	970	970
Other long term debt	23	23
Total long-term debt	2,308	2,308

Shareholder’s equity
Share capital	11	11
Additional paid-in capital(1)	24,067	23,867
Accumulated deficit	(12,868)	(12,868)
Accumulated other comprehensive loss	41	41

Total equity attributable to the company	11,251	11,051
Non-controlling interests	46	46

Total equity	11,297	11,097

Total capitalization	13,605	13,405
__________________
(1)We entered into loan facilities with Mubadala in 2012 to 2016 (collectively, the “Shareholder Loans”). After June 30, 2021, $442 million of cash payments were made. On October 3, 2021, we executed the conversion of the entire Shareholder Loans balance of approximately $10,113 million into additional paid-in-capital (the “Conversion”), which did not have an impact on shares outstanding or have any dilutive effects, as no additional shares were issued.
(2)Reflects repurchase of 3,646,973 ordinary shares to be cancelled upon repurchase for $200.0 million (based on an assumed public offering price of $54.84 per ordinary share), using balance sheet cash.

PRINCIPAL AND SELLING SHAREHOLDER
The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of April 30, 2024, (i) immediately prior to this offering and the concurrent share repurchase and (ii) as adjusted to reflect the sale of 17,323,121 ordinary shares offered by the selling shareholder in this offering and the concurrent repurchase of $200.0 million of ordinary shares (based on an assumed public offering price of $54.84 per ordinary share). Subject to the completion of this offering, we intend to concurrently repurchase from the underwriters 3,646,973 of the ordinary shares that are subject to this offering at a price per share equal to the public offering price in this offering (based on an assumed public offering price of $54.84 per ordinary share).
We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, based on information furnished to us, the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. The information in the table below is based on 555,505,234 ordinary shares outstanding as of April 30, 2024, which number of shares has not changed as of the date hereof.

	Shares Beneficially Owned Prior to this Offering (1)		Shares Being Offered	Shares Beneficially Owned After this Offering (if Underwriters do not Exercise their Option to Purchase Additional Shares) (2)		Shares Beneficially Owned After this Offering (if Underwriters Exercise their Option to Purchase Additional Shares) (2)
Name of Beneficial Owner	Shares	Percentage		Shares	Percentage	Shares	Percentage
Mubadala Investment Company PJSC	469,501,994	84.52%	17,323,121.00	452,178,873	81.94%	450,127,450	81.57%
__________________
(1)Consists of 355,199,925 ordinary shares held by MTIC, and 114,302,069 ordinary shares held by MTI International Investment Company LLC, both wholly owned subsidiaries of Mubadala Technology Investments PJSC. The address of Mubadala is Mamoura A Building Abu Dhabi, 45005 United Arab Emirates.
(2)Assumes the consummation of our share repurchase as described herein concurrently with the closing of this offering.

TAXATION
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of our ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change. If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the particular tax consequences to you of the purchase, ownership and disposition of our ordinary shares, as well as the consequences to you arising under the laws of your country of citizenship, residence or domicile.
The following is a discussion of certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended to be tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of an ordinary share.
We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands in substantially the following form:
The Tax Concessions Law
(1999 Revision)
Undertaking as to Tax Concessions
In accordance with Section 6 of the Tax Concessions Law (1999 Revision) the Governor in Cabinet undertakes with GLOBALFOUNDRIES Inc.:
(a)that no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us the company or our operations; and
(b)in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
a.on or in respect of the shares, debentures or other obligations of the company; or
b.by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).
These concessions shall be for a period of TWENTY years from 21st day of October 2008.

U.S. Federal Income Tax Considerations
The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our ordinary shares by a U.S. Holder (as defined below).
This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.
This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of ordinary shares. In particular, this summary is directed only to U.S. Holders that hold ordinary shares as capital assets and does not address particular tax consequences that may be applicable to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax-exempt entities, regulated investment companies, real estate investment trusts, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our ordinary shares by vote or value, persons holding ordinary shares as part of a hedging or conversion transaction or a straddle, persons whose functional currency is not the U.S. dollar, or persons holding our ordinary shares in connection with a trade or business outside the United States. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of ordinary shares.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of ordinary shares that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such ordinary shares.
You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of the ordinary shares, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.
Taxation of Distributions
Subject to the discussion below under “—Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to our shares that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend and will not be eligible for the dividends-received deduction allowed to corporations under the Code.
We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.
Subject to certain exceptions for short-term positions, dividends received by an individual with respect to the shares will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on the shares will be treated as qualified dividends if:
•the shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and
•we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”).
The ordinary shares are listed on the Nasdaq, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. Based on our financial statements and relevant market and shareholder data, we believe that we were not a PFIC for U.S. federal income tax purposes with respect to our 2022 and 2023 taxable years. In addition, based on our financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our current taxable year or in the foreseeable future. Holders should consult their own tax advisors regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.
U.S. Holders that receive distributions of additional shares or rights to subscribe for shares as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property instead, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.
Taxation of Dispositions of Shares
Subject to the discussion below under “—Passive Foreign Investment Company Status,” upon a sale, exchange or other taxable disposition of the shares, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the shares, as determined in U.S. dollars as discussed below. Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the shares have been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company Status
Special U.S. tax rules apply regarding companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if either:
•75% or more of our gross income for the taxable year is passive income; or
•the average percentage of the value of our assets that produce or are held for the production of passive income is at least 50%.
For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income.
We believe, and this discussion assumes, that we were not a PFIC for our taxable year ended December 31, 2023 and that, based on the present composition of our income and assets and the manner in which we conduct our business, we will not be a PFIC in our current taxable year or in the foreseeable future. Whether we are a PFIC is a factual determination made annually, and our status could change depending, among other things, upon changes in the composition of our gross income and the relative quarterly average value of our assets. If we were a PFIC for any taxable year in which you hold ordinary shares, you generally would be subject to additional taxes on certain distributions and any gain realized from the sale or other taxable disposition of the ordinary shares regardless of whether we continued to be a PFIC in any subsequent year. You are encouraged to consult your own tax advisor as to our status as a PFIC, the tax consequences to you of such status, and the availability and desirability of making a mark-to-market election to mitigate the unfavorable rules mentioned in the preceding sentence.
Foreign Financial Asset Reporting
Individual U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on U.S. Internal Revenue Service (“IRS”) Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on objective criteria. U.S. Holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.
Backup Withholding and Information Reporting
Dividends paid on, and proceeds from the sale or other disposition of, the shares to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.
A holder that is not a U.S. Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.
UNDERWRITERS
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and BofA Securities, Inc. are acting as representatives, have severally agreed to purchase, and Mubadala has agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC
BofA Securities, Inc.

Total:
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the ordinary shares subject to their acceptance of the shares from MTIC and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
Subject to the completion of the offering, we intend to concurrently repurchase from the underwriters $200.0 million of the ordinary shares that are subject to this offering at a price per share equal to the public offering price in this offering. See “Summary—Share Repurchase.”
The underwriters initially propose to offer part of the ordinary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the offering of the ordinary shares, the offering price and other selling terms may from time to time be varied by the representatives.
MTIC has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $112.5 million of additional ordinary shares. The underwriters will pay the public offering price, less underwriting discounts and commissions for any shares sold pursuant to such option that are not resold to us, but will not receive any discount or commission in respect of shares repurchased by us. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to Mubadala. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $112.5 million of ordinary shares.

Total
	Per Share	No Exercise	Full Exercise	Percentage
Public offering price(1)
Underwriting discounts and commissions to be paid by: Mubadala(2)(3)
Proceeds, before expenses, to Mubadala
__________________
(1)The public offering price for the shares sold to the public was $       per share.
(2)The underwriting discount for the shares sold to the public was $       per share. The price for the shares we intend to repurchase from the underwriters was $       per share. No underwriting discount or commissions will be paid to the underwriter with respect to the shares we intend to repurchase.
(3)See below for additional information regarding total underwriter compensation.
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $          . We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $50,000, which expenses Mubadala has agreed to reimburse to us. The following is a statement of estimated offering expenses, exclusive of underwriting discounts and commissions:

Registration fees	$
Federal taxes, state taxes and fees
Trustees’ and transfer agents’ fees
Printing and engraving costs
Legal fees
Accounting fees
Engineering fees
Insurance
Miscellaneous
Total	$

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of ordinary shares offered by them.
We and our directors and executive officers listed under “Directors and Senior Management” in Part I, Item 6 of our 2023 Form 20-F and MTIC have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):
•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;
•file or confidentially submit registration statement with the SEC relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or
•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares, whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.
In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC, on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.
The restrictions described in the immediately preceding paragraph do not apply to:
•the transfer of ordinary shares to the underwriters pursuant to the underwriting agreement;
•the transfer of ordinary shares or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act (other than a required Form 5), reporting a reduction in beneficial ownership of such ordinary shares, shall be required or shall be voluntarily made during the restricted period;
•the transfer of ordinary shares as a bona fide gift or as charitable contributions, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the lock-up agreements, and provided further that any filing under the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described herein;
•the transfer of ordinary shares by operation of law;
•the distribution of ordinary shares to any corporation, partnership, limited partnership, limited liability company, governmental entity or other entity, in each case, that (i) controls, or is controlled by or is under common control with, the undersigned, or (ii) is directly or indirectly wholly owned by the Government of the Emirate of Abu Dhabi, or (iii) is otherwise an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of a lock-up party, provided that in the case of any such distribution, each distributee shall agree to be subject to the restrictions set forth in the lock-up agreements, and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of ordinary shares shall be required or shall be voluntarily made during the restricted period;
•any reclassification or conversion of the ordinary shares, provided that any securities received upon such conversion or reclassification will be subject to the restrictions set forth in the lock-up agreements;
•the transfer of ordinary shares pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is existing as of the date of this prospectus supplement;

•the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act provided that (i) such plan does not provide for the transfer of ordinary shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of a lock-up party or the company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the restricted period;
•the transfer of ordinary shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors (or a duly authorized committee thereof) involving a change of control of the company in which the acquiring party becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of our voting ordinary shares following such transaction provided that all of the lock-up party’s ordinary shares subject to the lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject the lock-up agreement; and provided, further, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s ordinary shares shall remain subject to the provisions of the lock-up agreement;
•the issuance of ordinary shares upon the exercise of an option or warrant (including net exercise), settlement of restricted stock units (including net settlement) or the conversion of a security outstanding as of the date of this prospectus supplement;
•the filing of a registration statement with the SEC on Form S-8 relating to the offering of securities granted or to be granted in accordance with the terms of an equity incentive plan, employment benefit plan, employment agreement or similar arrangement Act that is existing as of the date of this prospectus supplement (provided that any ordinary shares or securities registered pursuant to such registration statement shall be subject to restrictions described in the preceding paragraphs); and
•the issuance by the company of ordinary shares or the grant by the company of any options or warrants to purchase ordinary shares or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares, in each case, pursuant to and subject to the terms of the company's equity incentive plans or employment benefit plans that are described in this prospectus supplement.
Morgan Stanley & Co. LLC, in its sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the ordinary shares, the underwriters, pursuant to Regulation M of the Securities Act, may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
We, Mubadala and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
Certain of the underwriters and their respective affiliates have, from time to time, performed, do perform and may in the future perform in the ordinary course of business various financial advisory, investment banking, commercial banking services and other services for us, Mubadala and their affiliates, for which they received or will receive customary fees and expenses.
To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any ordinary shares in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with each of the underwriters and the company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
United Kingdom
No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom, prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the United Kingdom in accordance with the UK Prospectus Regulation and the FSMA, except that the shares may be offered to the public in the United Kingdom at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)in any other circumstances falling within Section 86 of the FSMA;
provided that no such offer of shares shall require the company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the United Kingdom who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company and the Underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the Underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the ordinary shares.
Accordingly, the ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred en bloc without subdivision to a single investor.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law; or

(d)as specified in Section 276(7) of the SFA.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

LEGAL MATTERS
Certain matters of U.S. federal and New York State law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP and for the underwriters by Latham & Watkins LLP. The validity of the ordinary shares offered in this offering and other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2023, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2023 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph which states that the following material weaknesses due to the lack of an effective control environment including the retention of personnel with an appropriate level of expertise, knowledge and training in internal controls, and insufficient policies and procedures developed and documented to effectively design and implement control activities have been identified and included in management’s assessment: (i) A material weakness in internal control over financial reporting related to the design and implementation of general information technology user access controls for information systems that are relevant to the preparation of the consolidated financial statements. Other general information technology and process-level automated controls that are dependent on the affected user access controls, and manual controls that rely on the integrity of data or reports from the affected information technology systems, were also deemed ineffective because they could have been adversely impacted; and (ii) A material weakness in the design and implementation of manual controls resulting from deficiencies across the Company’s business processes. The deficiencies include inadequate review and documentation of financial and other information used in manual controls over financial statement accounts and disclosures.
During the year ended December 31, 2021 and prior to its appointment as auditor of the company under PCAOB standards, one of KPMG LLP’s affiliates, referred to as a KPMG member firm, provided non-audit services to a consolidated subsidiary of the company. These services consisted of payroll processing and human resource administration, which included a management function, and immigration services, which included a legal service and cash handling, that was impermissible when evaluated under SEC and PCAOB independence rules and regulations. The KPMG member firm that delivered these services did not include KPMG LLP or any of its staff and did not provide any audit services to the company. Under local rules and the IESBA Code, these services were permissible.
These impermissible non-audit services were provided to an immaterial consolidated subsidiary that is a non-significant component for the purposes of the group audit and did have an immaterial impact on the consolidated financial statements. None of the deliverables under the service were subject to audit procedures performed by KPMG LLP as part of its audit of the company, and the services had no impact on the internal control over financial reporting of the company. In aggregate, the KPMG member firm earned fees of approximately $29,100 in 2021 in connection with these non-audit services. These fees were insignificant to the business of the KPMG member firm and the company. The management of the consolidated subsidiary of the company retained all decision making and ultimate responsibility for the services provided, and the services were terminated in April 2021 (with respect to payroll processing and immigration services) and in June 2021 (with respect to human resource administration).
The company’s audit, risk and compliance committee and KPMG LLP (Singapore) have separately considered the impact that these impermissible non-audit services may have had on KPMG LLP’s objectivity and impartiality with respect to its audit of the company. Both the company’s audit, risk and compliance committee and KPMG LLP concluded that these non-audit services did not affect KPMG LLP’s ability to exercise objective and impartial judgment on all issues encompassed within the audit engagement performed by KPMG LLP for the consolidated financial statements of the company for the year ended December 31, 2021, and that a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to this offering of securities. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete descriptions of all terms of such documents. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
We are subject to the information requirements of the Exchange Act. Accordingly, we are required to file periodic reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. These periodic reports and other information, including the filings that are incorporated by reference into this prospectus supplement, are available to the public at the website of the SEC referred to above. We also maintain a website at www.gf.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference into this prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 20-F for fiscal year ended December 31, 2023, filed on April 29, 2024 (“2023 Form 20-F”);
•our Current Report on Form 6-K filing our Unaudited Interim Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition for the fiscal quarter ended March 31, 2024, furnished on May 7, 2024;
•any future Current Reports on Form 6-K furnished to the SEC that are identified in those forms as being incorporated by reference into this prospectus supplement; and
•the description of our ordinary shares contained in our Registration Statement on Form 8‑A12B filed with the SEC on October 27, 2021, as updated by the description of our ordinary shares filed as Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, including any amendment or report filed for the purpose of updating such description.
If we have incorporated by reference any statement or information in this prospectus supplement and we subsequently modify that statement or information with information contained in this prospectus supplement, the statement or information previously incorporated in this prospectus supplement is also modified or superseded in the same manner.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus supplement. You should direct requests for those documents to GLOBALFOUNDRIES Inc., 400 Stonebreak Road Extension, Malta, New York, United States 12020.

Ordinary Shares
GLOBALFOUNDRIES Inc.

Mubadala Technology Investment Company (“MTIC”) and MTI International Investment Company LLC (“MTIIIC”) (collectively, the “Selling Shareholders”), wholly owned subsidiaries of Mubadala Investment Company PJSC (“MIC,” together with the Selling Shareholders, “Mubadala”), may from time to time offer ordinary shares of GLOBALFOUNDRIES Inc. (the “Company”). This prospectus describes some of the general terms that may apply to an offering of our ordinary shares and the general manner in which they may be offered. When the Selling Shareholders offer these securities, the specific terms of an offering of these securities, including the offering price, and the specific manner in which they may be offered, will be described in the supplements to this prospectus. Any applicable prospectus supplements may also supplement, update or amend information contained in this prospectus, including information about Mubadala, the relationship between Mubadala and the Company, and information about the Company and our ordinary shares. You should read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.
The Company’s ordinary shares registered pursuant to the registration statement of which this prospectus forms a part may be offered or sold to or through underwriters, agents or dealers. More information about how the Company’s ordinary shares may be offered and sold is set forth in the section entitled “Plan of Distribution” beginning on page 23. To the extent applicable, any applicable prospectus supplement may describe additional details with respect to the plan of distribution for that offering.
We are registering such ordinary shares under the terms of a shareholder and registration rights agreement between us and the Selling Shareholders. We are not selling any ordinary shares under this prospectus and will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholders. Our ordinary shares are listed and traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GFS.” The last reported sale price of our ordinary shares on Nasdaq on May 21, 2024 was $54.84 per share.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 5 of this prospectus, any risk factors included in any applicable prospectus supplement, and in the documents incorporated by reference in this prospectus before investing in our common stock.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
PROSPECTUS DATED  May 22, 2024

i

You should rely only on the information contained or incorporated by reference in this prospectus, in any related prospectus supplement or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Mubadala have not, and the underwriters have not, authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Mubadala take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Shareholders are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares. Our results of operations, financial condition, business and prospects may have changed since such date.
For investors outside of the United States: neither we, Mubadala, nor any of the underwriters have done anything that would permit offerings under this prospectus or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of ordinary shares and the distribution of this prospectus outside of the United States.
ii

ABOUT THIS PROSPECTUS
In this prospectus, unless the context otherwise requires, the terms “GF,” “the Company,” “we,” “us” and “our” in this prospectus refer to GLOBALFOUNDRIES Inc. and its consolidated subsidiaries.
This prospectus is part of a registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), utilizing a “shelf” registration process. By using an automatic shelf registration statement, the Selling Shareholders may, at any time and from time to time, offer and sell our common shares described in this prospectus in one or more offerings.
This prospectus only provides a general description of the securities that the Selling Shareholders may offer. Each time the Selling Shareholders offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”
PRESENTATION OF FINANCIAL AND OTHER INFORMATION
We report under International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). Our consolidated financial statements were not prepared in accordance with generally accepted accounting principles in the United States. We present our consolidated financial statements in U.S. dollars. References in this prospectus to “US$” or “$” refer to U.S. dollars, the official currency of the United States.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and certain documents incorporated by reference herein contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of U.S. securities laws. These forward-looking statements are based on current expectations, estimates, forecasts and projections. These forward-looking statements appear in a number of places in this prospectus including, but not limited to, the sections titled “Prospectus Summary” and “Risk Factors.” Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus and certain documents incorporated by reference herein. Important factors that could cause those differences include, but are not limited to:
•general global economic and geopolitical conditions;
•our ability to manage reduced demand and average selling prices in a prolonged inflationary environment;
•the cyclical nature, volatility and seasonality of the semiconductor and microelectronics industry;
•our ability to secure and maintain design wins, particularly single-source design wins, and manage our long-term supply agreements;
•our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

•our reliance on a small number of customers;
•our future business development, financial condition, and results of operations;
•expected changes in our revenue, costs or expenditures;
•our assumptions and estimates regarding design wins;
•our expectations regarding demand for and market acceptance of our products and services;
•our expectations regarding our relationships with customers, contract manufacturers, component suppliers, third-party service providers, strategic partners and other stakeholders;
•our expectations regarding our capacity to develop, manufacture and deliver semiconductor products in fulfillment of our contractual commitments;
•our ability to conduct our manufacturing operations without disruptions;
•our ability to manage our capacity and production facilities effectively;
•our ability to develop new technologies successfully and remain a technological leader;
•our ability to maintain control over expansion and facility modifications;
•our ability to generate growth or profitable growth;
•our ability to maintain and protect our intellectual property;
•our ability to hire and maintain qualified personnel;
•our effective tax rate or tax liability;
•our dividend policy;
•our ability to acquire required equipment and supplies necessary to meet customer demand;
•the increased competition from other companies and our ability to retain and increase our market share;
•developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations relating to our industry; and
•assumptions underlying or related to any of the foregoing.
We caution you that the foregoing list does not describe all of the forward-looking statements made in this prospectus supplement.
Forward-looking statements include, but are not limited to, statements regarding our strategy and future plans, future business condition and financial results, our capital expenditure plans, our capacity management plans, expectations as to the commercial production using more advanced technologies, technological upgrades, investment in research and development, future market demand, future regulatory or other developments in our industry, business expansion plans or new investments as well as business acquisitions and financing plans. Please see “Risk Factors” for a further discussion of certain factors that may cause actual results to differ materially from those indicated by our forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.
You should carefully consider the “Risk Factors” below, as they may be amended or supplemented by subsequent filings with the SEC, and subsequent public statements, or reports filed with or furnished to the SEC, including our then most recent Annual Report on Form 20-F, and in any updates to those risks and uncertainties in our reports on Form 6-K, which are incorporated herein by reference, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference herein from our filings with the SEC listed under “Incorporation by Reference.” This summary does not contain all of the information you should consider before investing in our ordinary shares pursuant to this prospectus. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our financial statements and the related notes and the information incorporated herein by reference, before making an investment decision.
GLOBALFOUNDRIES INC.
We are one of the world’s leading semiconductor foundries. We manufacture complex, essential integrated circuits (“ICs”) that are used in billions of electronic devices across various industries. Our specialized foundry manufacturing processes, extensive library of qualified circuit-building block designs (known as IP titles or IP blocks), and advanced transistor and device technology allow us to serve a wide range of customers, including global leaders in IC design. We focus on providing optimized solutions for critical applications that drive key secular growth end markets, ensuring function, performance, and power requirements are met. As the only scaled pure-play foundry with a global footprint that is not based in China or Taiwan, we offer our customers the advantage of mitigating geopolitical risk and ensuring greater supply chain certainty. Our definition of a scaled pure-play foundry is a company that specializes in producing ICs for other companies, with annual foundry revenue exceeding $2.5 billion. Our differentiated foundry solutions redefine the industry by offering essential chip solutions that empower our customers to develop innovative products for a wide range of applications in diverse markets.
We are an exempted company incorporated in the Cayman Islands with limited liability on October 7, 2008. Our principal executive offices are located at 400 Stonebreak Road Extension, Malta, New York 12020, United States, and our telephone number is (518) 305-9013. Our website address is www.gf.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
The GF design logo, “GF” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of GLOBALFOUNDRIES Inc. Other trade names, trademarks and service marks used in this prospectus are the property of their respective owners.

RISK FACTORS
You should carefully consider the risks and uncertainties associated with our business and ownership of our shares described in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risks and uncertainties in our reports on Form 6-K incorporated herein, together with all of the other information in this prospectus or incorporated by reference in this prospectus, before making a decision to invest in our shares. Our results of operations, financial condition, business and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the risks actually occur, our results of operations, financial condition, business and prospects could be materially and adversely affected. In that event, the market price of our shares could decline and you could lose all or part of your investment.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our ordinary shares included in the section entitled “Principal and Selling Shareholders” to resell such shares. Mubadala will receive all of the net proceeds from any sale of shares of ordinary shares under this prospectus. We are not selling any ordinary shares under this prospectus and will not receive any proceeds from the sale of shares by Mubadala. Mubadala will bear the underwriting discount attributable to their sale of our ordinary shares, and we will bear the remaining expenses. See “Principal and Selling Shareholders.”

PRINCIPAL AND SELLING SHAREHOLDERS
This prospectus relates to the potential resale by the Selling Shareholders of our ordinary shares. The Selling Shareholders may from time to time offer any or all of the securities set forth below pursuant to this prospectus. We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such securities.
Additional information about Mubadala, including its beneficial ownership of our ordinary shares, the number of ordinary shares being offered and sold by it, and the number of shares beneficially owned by it after the applicable offering, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

DESCRIPTION OF THE SECURITIES
The Selling Shareholders may from time to time offer under this prospectus our ordinary shares.
DESCRIPTION OF SHARE CAPITAL
We are an exempted company incorporated in the Cayman Islands with limited liability on October 7, 2008.
Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Cayman Companies Act.
Our affairs are governed principally by: (1) our Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”); (2) the Cayman Companies Act; and (3) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
The following are summaries of material provisions of our Memorandum and Articles of Association and the Cayman Companies Act insofar as they relate to the material terms of our ordinary shares.
These summaries do not purport to be complete and are subject to the Memorandum and Articles of Association.
Throughout the following description of our share capital, we summarized the material terms of our ordinary shares as set forth in the Memorandum and Articles of Association. We have filed a copy of our complete Memorandum and Articles of Association as an exhibit to this registration statement on Form F-3.
Authorized Share Capital
Our authorized share capital consists of 1,300,000,000 ordinary shares with a par value of US$0.02 per share and 200,000,000 preferred shares with a par value of US$0.02 per share of such class or classes (however designated) as the board of directors may determine in accordance with our Memorandum and Articles of Association.
Ordinary Shares
General
As of April 30, 2024, there were 555,505,234 ordinary shares issued, fully paid and outstanding, 469,501,994 of which are held by the Selling Shareholders.
Voting Rights
Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting, or by shareholders present in person or by proxy holding at least 10% of the shares giving the right to attend and vote at the meeting before or on the declaration of the result of the show of hands.
A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting. As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act to call annual general meetings. Only the board of directors may call an annual general meeting or any extraordinary general meeting. The Cayman Companies Act does not provide shareholders with rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than ten calendar days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to attend and vote, with regards to the annual general meeting, or the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.
Generally speaking, an ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting and a special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all of our shareholders, as permitted by the Cayman Companies Act and our Memorandum and Articles of Association.
A special resolution will be required for certain matters such as a change of name, amendments to our Memorandum and Articles of Association, and a reduction in our share capital or any capital redemption reserve fund. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares, converting all or any of our paid-up shares into stocks and reconverting that stock into paid-up shares of any denomination, subdividing existing shares or dividing the whole or any part of our share capital into shares of smaller amounts or into shares without par value, and cancelling any authorized but unissued shares.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Under the Cayman Companies Act, a Cayman Islands company may pay a dividend out of either profit or distributable reserves, including our share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.
Liquidation
On a winding up of our company, if the assets available for distribution among the holders of our ordinary shares shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among the holders of our ordinary shares in proportion to the par value of the ordinary shares held by them at the commencement of the winding up subject to a deduction from those ordinary shares in respect of which there are monies due, of all monies payable to the us for unpaid calls or otherwise.
If our assets available for distribution are insufficient to repay the whole of the issued share capital, such assets will be distributed so that the losses are borne by the holders of our ordinary shares in proportion to the par value of the ordinary shares held by them.
The liquidator may, with the sanction of a special resolution of our shareholders and any other sanction required by the Cayman Companies Act, divide among the shareholders in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as among our shareholders or different classes of shareholders. The liquidator may, with the same sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholder as the liquidator, with the same sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.
Share Repurchase
The Cayman Companies Act and our Memorandum and Articles of Association permit us to purchase our own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf of us, subject to the Cayman Companies Act, our Memorandum and Articles of Association and to any applicable requirements imposed from time to time by the SEC or the applicable stock exchange on which our securities are listed.
Share Options and Restricted Share Unit Awards
As of April 30, 2024, options to purchase 907,397 ordinary shares and 305,366 restricted share unit awards were outstanding under the 2018 Equity Plan, and options to purchase 4,515 ordinary shares were outstanding under the 2017 LTIP. Further, under our 2021 Equity Plan, there were 7,051,192 restricted share unit awards outstanding. An additional 19,615,994 ordinary shares were available for future grant under the 2021 Equity Plan and 0 ordinary shares were available for future grant under the 2018 Equity Plan.
Directors
The management of our company is vested in a board of directors. Our Memorandum and Articles of Association provide that the number of directors will be determined by our board of directors. However, for so long as MTIC is entitled to nominate at least one director to the board of directors, the board of directors will not, without MTIC’s prior written consent, include more than twelve directors and until such time as MTIC, MTIIIC and certain of their affiliates (the “Mubadala Entities”) no longer beneficially own in the aggregate at least 30% of our outstanding ordinary shares, the number of directors may not be changed without the prior written consent of MTIC.
In accordance with our Memorandum and Articles of Association, our board of directors is divided into three classes of directors, with the directors in each class serving staggered three-year terms. The quorum necessary for any meeting of our board of directors shall consist of a simple majority of the members provided that, for so long as the Mubadala Entities are entitled to nominate one designee to our board of directors (“Mubadala Designee”), the presence of at least one Mubadala Designee shall be required on first call to a meeting of the board of directors.
Our Memorandum and Articles of Association also include certain veto rights in favor of the Mubadala Entities providing that until such time as the Mubadala Entities no longer beneficially own at least 30% of our outstanding ordinary shares, the board of directors will require the prior written consent of MTIC to take, or to permit our subsidiaries to take, the following actions:
•issuances of equity securities, subject to customary exceptions;
•acquisitions or dispositions in an amount exceeding $300 million in any single transaction or $500 million in any calendar year, other than in the ordinary course of business;
•mergers, consolidations, or other transactions that would involve a change of control of our company;
•incurring financial indebtedness in an amount exceeding $200 million, subject to certain exceptions;
•hiring or terminating our Chief Executive Officer, Chief Financial Officer or Chief Legal Officer or designating any replacement thereto; or
•any material change in the nature of the business of our company and our subsidiaries, taken as a whole.
Corporate Opportunity
Our Memorandum and Articles of Association provide that we renounce our interest in any corporate opportunity offered to any of our directors or officers. Additionally, any such director or officer shall be permitted to pursue competing opportunities without any liability to us.
Redemption of Shares
We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors.
Register of Shareholders
The ordinary shares held through DTC, and DTC or Cede & Co., as nominee for DTC, will be recorded in the shareholders’ register as the holder of the ordinary shares.

Under Cayman Islands law, we must keep a register of shareholders that includes:
•the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;
•whether voting rights attach to the shares in issue;
•the date on which the name of any person was entered on the register as a member; and
•the date on which any person ceased to be a member.
Under Cayman Islands law, our register of shareholders is prima facie evidence of the matters set out therein (i.e., the register of shareholders will raise a rebuttable presumption) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against that person’s name in the register of shareholders. Upon the completion of the proposed transaction, the register of shareholders will be immediately updated to record and give effect to the issuance of new ordinary shares in the proposed transaction. Once the register of shareholders has been updated, the shareholders recorded in the register of shareholders should be deemed to have legal title to the shares set against their name.
However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Exempted Company
We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Where the proposed activities of a company are to be carried out mainly outside of the Cayman Islands, the registrant can apply for registration as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
•an exempted company’s register of shareholders is not open to inspection;
•an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•an exempted company may register as a limited duration company; and
•an exempted company may register as a segregated portfolio company.
“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Differences in Corporate Law
The Cayman Companies Act was modelled originally after similar laws in England and Wales but does not follow subsequent statutory enactments in England and Wales. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
The Cayman Companies Act permits mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation. Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, the director is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the company in any foreign jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or property or any part thereof; and (iv) that no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, the director is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows:
(a)the shareholder must give the shareholder’s written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for the shareholder’s shares if the merger or consolidation is authorized by the vote;
(b)within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection;
(c)a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of the shareholder’s intention to dissent including, among other details, a demand for payment of the fair value of his shares;

(d)within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase the shareholder’s shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and
(e)if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Grand Court of the Cayman Islands to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.
Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies. In certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. In the event that a merger is sought pursuant to a scheme of arrangement (the procedures of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
•we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
•the shareholders have been fairly represented at the meeting in question;
•the arrangement is such as a businessman would reasonably approve; and
•the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”
If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Our Memorandum and Articles of Association provide that until such time as the Mubadala Entities no longer beneficially own at least 30% of our outstanding ordinary shares, the board of directors shall not cause our company to merge or consolidate with another entity without the prior written approval of MTIC.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of United States corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of the shares. However, appraisal rights would also not be available to shareholders of a Delaware target in a business combination transaction if the shares of the target were listed on a national securities exchange and target shareholders receive only shares of a corporation which shares are also listed on a national securities exchange.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.
Shareholders’ Suits
A shareholder of a Delaware corporation has the right to bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•a company is acting or proposing to act illegally or beyond the scope of its authority;
•the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; and
•those who control the company are perpetrating a “fraud on the minority.”
A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Our Memorandum and Articles of Association provide that each shareholder agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of our Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director to take any action in the performance of their duties with or for our company. However, such waiver shall not extend to any matter in respect of any dishonesty, actual fraud or willful default which may attach to such director or officer.
Maples and Calder (Cayman) LLP, our Cayman Islands counsel, is not aware of any reported class action suits having been brought in a Cayman Islands court. However, a class action suit could nonetheless be brought in the United States courts pursuant to an alleged violation of the securities laws of the United States.
Directors’ Fiduciary Duties
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors and officers owe the following fiduciary duties:
•duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
•duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
•directors should not improperly fetter the exercise of future discretion;
•duty to exercise powers fairly as between different sections of shareholders;
•duty to exercise independent judgment; and

•duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests.
However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which the director has a personal interest provided that the director has disclosed that nature of his interest to the board of directors. With respect to the duty of directors to avoid conflicts of interest, our Memorandum and Articles of Association vary from the applicable provisions of Cayman Islands law mentioned above by providing that a director must disclose the nature and extent of the director’s interest in any contract or proposed contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or applicable listing rules, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which the director is interested and may be counted in the quorum at the meeting.
In addition to the above, under Cayman Islands law, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at general meetings. The Memorandum and Articles of Association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. However, under our Memorandum and Articles of Association, we renounced our interest in any corporate opportunity offered to any director or officer. Additionally, any such director or officer shall be permitted to pursue competing opportunities without any liability to us. Furthermore, each of our officers and directors may have pre-existing fiduciary obligations to other businesses of which they are officers or directors.
A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which the director actually possesses.
A general notice may be given to the board of directors to the effect that:
•the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or
•the director is to be regarded as interested in any contract or arrangement which may after the date of the notice to the board of directors be made with a specified person who is connected with the director, will be deemed sufficient declaration of interest.
This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to our Memorandum and Articles of Association and subject to any separate requirement under applicable law or applicable listing rules, a director may vote in respect of any transaction or arrangement in which the director is interested and may be counted in the quorum at the meeting.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, directors must inform themselves of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that directors act in a manner they reasonably believe to be in the best interests of the corporation. They must not use their corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Cayman Companies Act does not provide shareholders with rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. Our Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed for cause by an affirmative vote of at least 75% of shareholders, provided that (1) Mubadala Designees may only be removed with or without cause by MTIC and (2) as long as the Mubadala Entities beneficially own in the aggregate at least 50% of the outstanding shares, directors other than the Mubadala Designees may be removed with or without cause by a majority of shareholders.
The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.
The office of a director will be vacated automatically if the director:
•becomes prohibited by law from being a director;
•becomes bankrupt or makes an arrangement or composition with the director’s creditors;
•dies or is in the opinion of all the director’s co-directors, incapable by reason of mental disorder of discharging his duties as director;
•resigns the director’s office by notice to us; or
•has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that the director’s office be vacated.
Our Memorandum and Articles of Association provide that any vacancy on the board of directors in respect of a Mubadala Designee may only be filled by a decision of majority of the Mubadala Designees then in office, or if there are none, by MTIC.
Proceedings of the Board of Directors
Our business is to be managed and conducted by the board of directors. The quorum necessary for any meeting of our board of directors shall consist of a simple majority of the members provided that, for so long as the Mubadala Entities are entitled to nominate one Mubadala Designee to our board of directors, the presence of at least one Mubadala Designee shall be required on first call to a meeting of the board of directors.
Subject to the provisions of our Memorandum and Articles of Association, the board of directors may regulate its proceedings as they determine is appropriate.
Subject to the provisions of our Memorandum and Articles of Association, to any directions given by ordinary resolution of the shareholders and applicable listing rules, the board of directors may from time to time at its discretion exercise all of our powers, including, subject to the Cayman Companies Act, the power to issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquiror of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that the board of directors owes duties to ensure that these transactions are entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company resolves by ordinary resolution that it be wound up because it is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Cayman Companies Act, we may be dissolved, liquidated or wound up by a special resolution of shareholders (requiring a two-thirds majority vote of those shareholders attending and voting at a quorate meeting). Our Memorandum and Articles of Association also give our board of directors the authority to petition the Cayman Islands Court for our wind up.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, all or any of the special rights attached to any class of shares may be varied with either the written consent of the beneficial holders of two-thirds of the issued shares of that class, or with the approval of a special resolution passed at a general meeting of the holders of the shares of that class.
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely affected by the creation, allotment or issuance of further shares (whether ranking in priority to, pari passu or subordinated to them) pursuant to the board of director’s ability to issue preference shares. The rights of the beneficial holders of the issued shares shall not be deemed to be materially adversely varied by the creation, allotment or issuance of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association generally (and save for certain amendments to share capital described in this section) may only be amended by special resolution of shareholders (requiring a two-thirds majority vote of those shareholders attending and voting at a quorate meeting).
Indemnification of Directors and Executive Officers and Limitation of Liability
The Cayman Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify and hold harmless our directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with the company other than such liability (if any) that they may incur by reason of their own actual fraud, dishonesty, willful neglect or willful default. We will also bear the expenses of any reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such director or officer, upon such person’s undertaking to repay any amounts paid, advanced, or reimbursed by us if it is ultimately determined that any such person shall not have been entitled to indemnification. No director or officer shall be liable to our company for any loss or damage incurred by our company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, dishonesty, willful neglect or willful default of such officer or director. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Enforcement of Civil Liabilities
We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
We have appointed Corporation Service Company as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of any offering under this prospectus. The address of Corporation Service Company is 251 Little Falls Drive, Wilmington, DE 19808.
Anti-Takeover Provisions
Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that:
•our board of directors will be divided into three separate classes, with each class serving for staggered terms, with successors to the class of directors whose term expires at subsequent annual meetings of shareholders following the date of such introduction, being elected for a further fixed term;
•provide that our Memorandum and Articles of Association may be amended only by the affirmative vote of two-thirds of the votes permitted to be cast by persons present and voting in a general meeting at which a quorum is present;
•provide that directors nominated by Mubadala may only be removed with or without cause by MTIC;
•provide that any merger to which we are a party will require the approval of a special resolution and, until such time as the Mubadala Entities no longer beneficially own at least 30% of our outstanding ordinary shares, the prior written approval of MTIC;
•authorize our board of directors to issue preferred shares and to designate the rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•limit the ability of shareholders to requisition and convene general meetings of shareholders and prevent our shareholders from putting any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the company to first negotiate with the board of directors. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.
Exclusive Forum
Our Memorandum and Articles of Association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands will, to the fullest extent permitted by the law, have exclusive jurisdiction over any claim or dispute arising out of or in connection with our Memorandum and Articles of Association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Cayman Companies Act or our Memorandum and Articles of Association, and (iv) any action asserting a claim against us governed by the “Internal Affairs Doctrine” (as such concept is recognized under the laws of the United States) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our Memorandum and Articles of Association provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act or Exchange Act, including all causes of action asserted against any defendant named in such complaint. Our Memorandum and Articles of Association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights of our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
Inspection of Books and Records
Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or our corporate records. However, our board of directors may determine from time to time whether and to what extent our accounting records and books shall be open to inspection by shareholders.
Handling of Mail
Mail addressed to us and received at our registered office will be forwarded unopened to the forwarding address, which will be supplied by us. None of us, our directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.
Cayman Islands Data Protection
We have certain duties under the Data Protection Act (as amended) of the Cayman Islands (“DPA”), based on internationally accepted principles of data privacy.

Privacy Notice
This privacy notice puts our shareholders on notice that through your investment in us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How We May Use a Shareholder’s Personal Data
We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.
Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority of the Cayman Islands. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

PLAN OF DISTRIBUTION
The Selling Shareholders, from time to time, may sell the securities to or through underwriters, agents or dealers.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.
The prospectus supplement relating to each series of the securities will also set forth the terms of the offering of the securities, including to the extent applicable, the initial offering price, the proceeds to the Company or the Selling Shareholders, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to securities sold to or through underwriters or agents will be named in the prospectus supplement relating to such securities.
In connection with the sale of the securities, underwriters may receive compensation from Mubadala, or purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. Any such commissions will be paid either using a portion of the funds received in connection with the sale of the securities or out of the general funds of the Company or the Selling Shareholders.
Under agreements which may be entered into by the Company, the Selling Shareholders, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by the Company or the Selling Shareholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
In connection with any offering of securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS
Except as otherwise set forth in the applicable prospectus supplement, certain matters of U.S. federal and New York State law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP and for the underwriters by Latham & Watkins LLP and the validity of the ordinary shares and other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2023, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2023 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph which states that the following material weaknesses due to the lack of an effective control environment including the retention of personnel with an appropriate level of expertise, knowledge and training in internal controls, and insufficient policies and procedures developed and documented to effectively design and implement control activities have been identified and included in management’s assessment: (i) A material weakness in internal control over financial reporting related to the design and implementation of general information technology user access controls for information systems that are relevant to the preparation of the consolidated financial statements. Other general information technology and process-level automated controls that are dependent on the affected user access controls, and manual controls that rely on the integrity of data or reports from the affected information technology systems, were also deemed ineffective because they could have been adversely impacted; and (ii) A material weakness in the design and implementation of manual controls resulting from deficiencies across the Company’s business processes. The deficiencies include inadequate review and documentation of financial and other information used in manual controls over financial statement accounts and disclosures.
During the year ended December 31, 2021 and prior to its appointment as auditor of the company under PCAOB standards, one of KPMG LLP’s affiliates, referred to as a KPMG member firm, provided non-audit services to a consolidated subsidiary of the company. These services consisted of payroll processing and human resource administration, which included a management function, and immigration services, which included a legal service and cash handling, that was impermissible when evaluated under SEC and PCAOB independence rules and regulations. The KPMG member firm that delivered these services did not include KPMG LLP or any of its staff and did not provide any audit services to the company. Under local rules and the IESBA Code, these services were permissible.
These impermissible non-audit services were provided to an immaterial consolidated subsidiary that is a non-significant component for the purposes of the group audit and did have an immaterial impact on the consolidated financial statements. None of the deliverables under the service were subject to audit procedures performed by KPMG LLP as part of its audit of the company, and the services had no impact on the internal control over financial reporting of the company. In aggregate, the KPMG member firm earned fees of approximately $29,100 in 2021 in connection with these non-audit services. These fees were insignificant to the business of the KPMG member firm and the company. The management of the consolidated subsidiary of the company retained all decision making and ultimate responsibility for the services provided, and the services were terminated in April 2021 (with respect to payroll processing and immigration services) and in June 2021 (with respect to human resource administration).
The company’s audit, risk and compliance committee and KPMG LLP (Singapore) have separately considered the impact that these impermissible non-audit services may have had on KPMG LLP’s objectivity and impartiality with respect to its audit of the company. Both the company’s audit, risk and compliance committee and KPMG LLP concluded that these non-audit services did not affect KPMG LLP’s ability to exercise objective and impartial judgment on all issues encompassed within the audit engagement performed by KPMG LLP for the consolidated financial statements of the company for the year ending December 31, 2021, and that a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the sale of ordinary shares under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete descriptions of all terms of such documents. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
We currently file periodic reports with the SEC. These periodic reports and other information, including the filings that are incorporated by reference into this prospectus are available to the public at the website of the SEC referred to above. We also maintain a website at www.gf.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 20-F for fiscal year ended December 31, 2023, filed on April 29, 2024 (“2023 Form 20-F”);
•our Current Report on Form 6-K filing our Unaudited Interim Condensed Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition for the fiscal quarter ended March 31, 2024, furnished on May 7, 2024;
•any future Current Reports on Form 6-K furnished to the SEC that are identified in those forms as being incorporated by reference into this prospectus; and
•the description of our ordinary shares contained in our Registration Statement on Form 8‑A12B filed with the SEC on October 27, 2021, as updated by the description of our ordinary shares filed as Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, including any amendment or report filed for the purpose of updating such description.
If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to GLOBALFOUNDRIES Inc., 400 Stonebreak Road Extension, Malta, New York, United States 12020.

$950,000,000 of Ordinary Shares
Prospectus Supplement
              , 2024
(to Prospectus dated May 22, 2024)

MORGAN STANLEY	BofA Securities